Exhibit 10.15

CRA INTERNATIONAL, INC.

2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

Name of Grantee:

Number of Restricted Stock Units:

Grant Date:

CRA INTERNATIONAL, INC. (the “Company”) has selected you (“Grantee”) to receive an award of Restricted Stock Units identified above, subject to the terms set forth on Appendix A hereto and the attached Statement of Terms and Conditions, each of which is incorporated herein by reference and made a part of this Agreement, and to the provisions of the Company’s 2006 Equity Incentive Plan, as may be amended from time to time (the “Plan”).  By signing below you both accept this Award and acknowledge that you have read, understand, agree to and accept this Restricted Stock Unit Award Agreement (the “Agreement”).

Condition:

1.              This Restricted Stock Unit Award and any shares issued in respect of Restricted Stock Units pursuant thereto are subject to the Company’s stock and cash ownership guidelines, as in effect from time to time (the “Ownership Guidelines”).

Signed as a Massachusetts agreement under seal as of the Grant Date:

CRA INTERNATIONAL, INC.

By: Paul Maleh, President and CEO	{Insert Holder name}

Appendix A

Vesting Schedule

Percentage of Units Vested	Number of Units Vesting	Vesting Date
25%
50%
75%
100%

STATEMENT OF TERMS AND CONDITIONS

Restricted Stock Unit Award

Each Restricted Stock Unit represents the right to receive one share of common stock of the Company (“Common Stock”) on the vesting date of that unit, as set forth in Appendix A, (each a “Vesting Date”), in accordance with, and subject to, the terms of this Agreement.  Capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Award.  For purposes of this Agreement, Company shall also mean all of the Company’s subsidiaries.  The Company agrees to grant you the Award, subject to the terms and conditions of the Plan and this Agreement as follows:

1.                                      Acceptance of Award.  The Grantee shall have no rights with respect to this Award unless he/she shall have accepted this Award by signing and delivering to the Company a copy of this Agreement within thirty (30) days of the Grant Date indicated on the first page of this Agreement.

2.                                      Vesting of Restricted Stock Units.

The Restricted Stock Units shall vest in accordance with the schedule set forth in Appendix A, conditioned upon the Grantee’s continued employment with or performance of services for the Company as of each Vesting Date.  Notwithstanding the foregoing, the interest of the Grantee in the Award shall vest as to 100% of the then unvested Restricted Stock Units upon the Grantee’s termination of employment with or performance of services for the Company due to death or disability.  Whether such termination is due to disability shall be determined by the Company in its sole discretion.

3.                                      Forfeiture of Restricted Stock Units.

If employment with or service for the Company as an employee or independent contractor is terminated by the Company or by the Grantee for any reason (other than death or disability), the balance of the Restricted Stock Units that have not vested at the time of the Grantee’s termination of employment or service shall be forfeited by the Grantee and shall automatically be returned to the Company.

4.                                      Duties; Disputes.

(a)                                 In performing its duties under this Agreement, the Company shall be entitled to rely upon any statement, notice, or other writing that it shall in good faith believe to be genuine and to be signed or presented by a proper party or parties or on other evidence or information deemed by it to be reliable.  In no event shall the Company be liable for any action taken or omitted in good faith.  The Company may consult with its counsel or counsel of any of the other parties hereto and, without limiting the generality of the preceding sentence, shall not be held liable for any action taken or omitted in good faith on advice of such counsel.

(b)                                 It is further agreed that if any controversy arises, between the parties hereto or with any third person, with respect to the Restricted Stock Units, any RSU Shares (as defined in Paragraph 6) or any part of the subject matter of this Agreement, its terms or conditions, the Company shall not be required to take any actions in the premises, but may await the settlement of any such controversy by final appropriate legal proceedings or otherwise as it may require, notwithstanding anything in this Agreement to the contrary, and in such event the Company shall not be liable for interest or damages.

(c)                                  In the event that a dispute should arise with respect to the delivery, right to possession, and/or ownership of the certificates held by the Company representing the any RSU Shares, the Company is authorized to retain such certificates and evidences in its possession, or any portion thereof, without liability to anyone, until such dispute shall have been settled either by mutual written agreement of the parties concerned or by final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Company shall be under no duty whatsoever hereunder to institute or defend any such proceedings.

(d)                                 The provisions of this Paragraph 4 shall survive the expiration or earlier termination of this Agreement.

5.                                      Restriction on Transfer.

(a)                                 The Grantee shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of, voluntarily or involuntarily, by operation of law or otherwise (collectively, “transfer”), any of the Restricted Stock Units or any interest therein, except by will or the laws of descent and distribution upon death.

(b)                                 The Grantee shall not have any stockholder rights, including voting or dividend rights, with respect to the Award until the Grantee becomes a record holder of any RSU Shares following their actual issuance pursuant to Paragraph 6 of this Agreement.

6.                                      Receipt of Shares of Common Stock; Escrow; Transferability.

(a)                                 The Restricted Stock Units in which the interest of the Grantee vests in accordance with the vesting schedule set forth in Appendix A (such Restricted Stock Units shall be referred to herein as “Vested”) will be issuable in the form of shares of Common Stock (“RSU Shares”) as soon as practicable after they become Vested, but in no event later than two and one-half months after the end of the year in which they become Vested, subject to the collection of the minimum withholding taxes in accordance with the mandatory share withholding provision of Paragraph 13 of this Agreement.  Notwithstanding the foregoing, subject to Section 409A of the Code, to the extent that the Company reasonably anticipates its deduction with respect to the delivery of RSU Shares would not be permitted due to the application of Section 162(m) of the Code, such delivery may be delayed in accordance with the regulations promulgated under Section 409A of the Code.

(b)                                 Notwithstanding any other provision herein to the contrary, (i) the Company may elect to pay Restricted Stock Units that become Vested in the form of cash, RSU Shares, or any combination thereof in its discretion, and (ii) no fractional shares of Common Stock shall be issued pursuant to this Award.

(c)                                  The Grantee shall deposit with the Company the certificate or certificates representing all of the RSU Shares and shall promptly upon acquisition of any additional shares of stock, property or securities described in Paragraphs 7 and 9 hereof, deposit with the Company the certificate or certificates for such additional shares.  Any such additional shares shall for all purposes be deemed RSU Shares under this Agreement.  The Company shall hold such certificates for the purposes of this Agreement.  Notwithstanding anything to the contrary herein, the Company may elect to have the RSU Shares, including, without limitation, any additional shares of stock, property or securities described in Paragraphs 7 and 9 hereof, issued in book-entry in the Company’s stock record books.  The Grantee shall continue to be the owner of the RSU Shares, despite such deposit or book-entry issuance, and shall be entitled to exercise all rights of ownership in such RSU Shares, subject, however, to the provisions of this Agreement.

(d)                                 Anything herein to the contrary notwithstanding, the Grantee may not sell or transfer any RSU Shares issued to him or her pursuant to this Agreement unless the Holder will continue to meet, after such sale or transfer, his or her ownership guideline under the Ownership Guidelines, until the Grantee’s employment with the Company ends.  Subject to the foregoing, the Grantee will be free to sell RSU Shares, subject, however, to applicable requirements of federal and state securities laws, the Company’s insider trading policy or other Company policy as may be in effect from time to time restricting the Grantee’s ability to sell shares of Common Stock.

7.                                      Stock Dividends and Certain Other Issuances and Payments.  If the Company shall pay a stock dividend on, or have a merger, consolidation, capital reorganization or recapitalization in which, while existing Common Stock remains outstanding, securities of the Company are issued with respect to any of the Common Stock, thestock or other securities issued in payment of such dividend, or issued in connection with such merger, consolidation, capital reorganization or recapitalization, shall be added to, and deemed part of, the RSU Shares for all purposes of this Agreement.  If the Company shall make a distribution of property (other than cash or shares of Common Stock) on any of the Common Stock, or shall distribute with respect to the Common Stock securities of another corporation, such property or securities shall be added to, and deemed part of, the RSU Shares for all purposes of this Agreement.  All references in Paragraph 6 hereof to “additional shares of stock, property and securities described in Paragraphs 7 and 9 hereof”  and to “certificates” shall be deemed to include, without limitation, references to any shares, property or securities issued or distributed, as applicable, pursuant to this Paragraph 7 or Paragraph 9 hereof, and to certificates or instruments representing any such shares or securities, respectively.  Upon the occurrence of any of the events described in this Paragraph 7, the provisions hereof shall be appropriately adjusted by the Company so that they will continue to apply with similar effect to any new RSU Shares resulting from such event.

After a merger of one or more corporations with or into the Company or after a consolidation of the Company and one or more corporations in which the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing (either by remaining outstanding or by being converted into other voting securities of the surviving entity) at least fifty percent (50%) of the voting power of the Company or the surviving or resulting corporation, as the case may be, the Grantee shall be entitled to receive, upon and after the merger or consolidation and at no additional cost, a payment of the applicable number and class of shares of stock (“Payment Shares”), or cash equivalent thereof, based on the specified number of units set forth in this Award (“Underlying Units”) and pursuant and subject to the terms and conditions of this Award in effect immediately prior to the merger or agreement (including vesting), but modified to reflect any applicable changes which are contained in the agreement of merger or consolidation.

If (1) the Company is merged with or into or consolidated with another corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into other voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (2) any “person” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Company or one of its subsidiaries, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Exchange Act), directly or indirectly, in a single transaction or a series of transactions, of securities representing more than 50% of the combined voting power of the Company’s then outstanding securities, or (3) the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation or entity, with respect to any of the foregoing, while Awards remain outstanding under the Plan, then in any such event (a “Change in Control”): (i) subject to the provisions of clause (iii) below, upon and after the effective date of such Change in Control, the Grantee shall be entitled to receive, after the Change in Control and at no additional cost, the appropriate number of Payment Shares or their cash equivalent, based on the applicable number of Underlying Units and pursuant to the terms and conditions of the Award in effect immediately prior to such Change in Control (including vesting), but modified so that the number or class of Underlying Units or Payment Shares appropriately reflects any applicable changes which are contained in the agreement of merger, consolidation, liquidation, sale or disposition, (ii) the Plan Administrator may accelerate the time of payment or vesting of this Award, so that this Award shall be payable, and its Restriction Period, if applicable, shall terminate, as of a date prior to or as of the effective date of such Change in Control; or (iii) the Plan Administrator may cancel this Award as of the effective date of such Change in Control provided that notice of such cancellation shall be given to each holder of such an Award that is to be cancelled.

8.                                      Dividend Equivalents.

(a)                                 If on any date the Company shall pay any cash dividend on shares of Common Stock of the Company, the number of Restricted Stock Units credited to the Grantee shall, as of such date, be increased by an amount determined by the following formula:

W = (X multiplied by Y) divided by Z, where:

W = the number of additional Restricted Stock Units to be credited to the Grantee on such dividend payment date;

X = the aggregate number of Restricted Stock Units credited to the Grantee as of the record date of the dividend;

Y = the cash dividend per share amount; and

Z = the Fair Market Value per share of Common Stock (as determined under the Plan) on the dividend payment date.

(b)                                 In the case of a dividend paid on Common Stock in the form of Common Stock, including without limitation a distribution of Common Stock by reason of a stock dividend, stock split or otherwise, the number of Restricted Stock Units credited to the Grantee shall be increased by a number equal to the product of (i) the aggregate number of Restricted Stock Units that have been credited to the Grantee through the related dividend record date, and (ii) the number of shares of Common Stock (including any fraction thereof) payable as dividend on one share of Common Stock.  Any additional Restricted Stock Units issued pursuant to this Paragraph 8 shall be subject to the vesting and restrictions of this Agreement in the same manner and for so long as the Restricted Stock Units granted pursuant to this Agreement to which they relate remain subject to such vesting and restrictions, and shall be promptly forfeited to the Company if and when such Restricted Stock Units are so forfeited. As used in this Paragraph 8, a Restricted Stock Unit shall be “credited to the Grantee” as of a record date if (i) the Restricted Stock Unit is outstanding and has not yet vested as of such record date in accordance with the terms hereof as of such record date or (ii) the Restricted Stock Unit has vested as of such record date and is to be paid by the Company by issuing shares of Common Stock, but such shares of Common Stock are not yet issued as of such record date.

9.                                      Stock Splits, Recapitalizations and Other Events.  If the outstanding shares of the Common Stock shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock, or if the Company shall be a party to any merger, consolidation, recapitalization or capital reorganization in which securities are issued in exchange for the RSU Shares, there shall be substituted for the RSU Shares hereunder such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation, recapitalization or capital reorganization with respect to the RSU Shares outstanding immediately prior thereto, and thereafter such securities shall for all purposes be deemed the RSU Shares hereunder.  In any such event, the provisions hereof shall be appropriately adjusted by the Company so that they will continue to apply with similar effect to such new RSU Shares.

If the Company shall effect a subdivision or consolidation of shares or other capital readjustment (other than a dividend paid on the Common Stock in the form of Common Stock) or other increase or reduction of the number of shares of Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then the number and class, of shares of stock subject to any unvested Restricted Stock Units hereunder shall be appropriately adjusted in such a manner as to entitle the Grantee to receive upon vesting, or as otherwise provided under the terms of, this Award, the same total number and class of shares of Common Stock as he would have received as a result of the event requiring the adjustment had the Award vested, or as the Grantee would have received otherwise as determined under the terms of the Award, immediately prior to such event.

10.                               No Transfer in Violation of Agreement.  The Company shall not be required to transfer any of the Restricted Stock Units or RSU Shares on its books that shall purportedly have been sold, assigned or otherwise transferred in violation of this Agreement, or to treat as owner of such units or shares, or to accord the right to vote as such owner or to pay dividends to, any person or entity to which any such shares shall purportedly have been sold, assigned or otherwise transferred in violation of this Agreement.  It is expressly understood and agreed that the restrictions on transfer imposed by this Agreement shall apply not only to voluntary transfers but also to involuntary transfers, by operation of law or otherwise.  The Grantee shall pay all legal fees and expenses of the Company arising out of or relating to any purported sale, assignment or transfer of any Restricted Stock Units or RSU Shares in violation of this Agreement.

11.                               Severability.  If any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby.  Any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

12.                               Equitable Relief.  The Grantee acknowledges that money damages alone will not adequately compensate the Company for breach of any of the Grantee’s covenants and agreements herein and, therefore, agrees that in the event of the breach or threatened breach of any such covenant or agreement, in addition to all other remedies available to the Company, at law, in equity or otherwise, the Company shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms hereof.

13.                               Tax Matters.

(a)                                 The Grantee will be liable for any and all taxes, including, without limitation, withholding taxes, arising out of the grant or vesting of the Restricted Stock Units or the issuance of any RSU Shares hereunder.  The Company intends to meet its minimum tax withholding obligation by withholding from the RSU Shares to be issued to the Grantee, and the Grantee acknowledges and agrees that such withholding may occur.

(b)                                 The Grantee will provide the Company with all information that the Company shall request in connection with the Grantee’s receipt of the Restricted Stock Units, and any subsequent disposition(s) thereof in order for the Company to satisfy tax, accounting and securities laws reporting and other regulatory requirements.  Information with respect to disposition(s) of Restricted Stock Units should be delivered to the Company before the end of the month within which they occurred.  Information should be provided to the attention of the Company’s General Counsel or, in his absence, to its Chief Financial Officer.

(c)                                  Any other provision of this Agreement to the contrary notwithstanding, the Grantee shall defend, indemnify and hold the Company harmless from and against any and all damages, costs, expenses, fines, penalties, reasonable attorney’s fees and claims of every kind or nature arising from the Grantee’s failure to provide any information required hereunder or to pay any tax amounts promptly and when due.

14.                               No Obligation to Continue Employment.  The Company is not obligated by or as a result of the Plan or this Award to continue the Grantee in employment or in any other consulting arrangement with the Company and neither the Plan nor this Award shall interfere in any way with the right of the Company to terminate the employment or consulting relationship of the Grantee at any time.

15.                               Notices.  Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery, (b) on the first business day after being sent by express mail or a nationally recognized overnight courier service, (c) upon transmission by facsimile with receipt confirmed, or (d) on the third business day after being sent by registered or certified mail, return receipt requested, postage prepaid.  To be effective, any such notice shall be addressed, if to the Company, at its principal office, and if to the Grantee at the last address of record on the books of the Company or at such other address as such party may designate by ten (10) days prior written notice to the other party hereto.

16.                               Benefit of the Agreement.  The rights and obligations of the Grantee hereunder are personal to the Grantee, and except as otherwise expressly provided herein, such rights and obligations may not be assigned or delegated by the Grantee without the prior written consent of the Company.  Any assignment or delegation of such rights and obligations of the Grantee absent such consent shall be void and of no force or effect.  This Agreement shall inure to the benefit of, and be binding upon, the legal representatives, successors and assigns of the Company and the heirs, legal representatives, successors and permitted assigns of the Grantee.  The rights and remedies of the Company hereunder shall be cumulative and in addition to all other rights and remedies the Company may have, at law, in equity, by contract or otherwise.  No modification, renewal, extension, waiver or termination of this Agreement or any of the provisions herein contained shall be binding upon the Company unless made in writing and signed by a duly authorized officer of the Company.

17.                               Choice of Law and Forum.  This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.  All litigation arising from or relating to this Agreement shall be filed and prosecuted before any court of competent subject matter jurisdiction located in Boston, Massachusetts.  The Grantee consents to the jurisdiction of such courts over him or her, stipulates to the convenience, efficiency and fairness of proceeding in such courts, and covenants not to allege or assert the inconvenience, inefficiency or unfairness of proceeding in such courts.

18.                               Construction.  The genders and numbers used in this Agreement are used as reference terms only and shall apply with the same effect whether the parties are of the masculine, neuter or feminine gender, corporate or other form, and the singular shall likewise include the plural.

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